$75,000.00                                                        August 1, 1995


                                 PROMISSORY NOTE
                                 ---------------

         FOR VALUE RECEIVED, the undersigned, JOHN P. CARROLL (hereinafter referred to as "Maker"), hereby promises to pay in immediately available funds, in U.S. Dollars, to the order of INTERNATIONAL MILL SERVICE, INC., a Pennsylvania corporation with its principal office at 1155 Business Center Drive, Horsham, Pennsylvania 19044 ("Holder"), or to its assigns, the principal amount of U.S. SEVENTY-FIVE THOUSAND DOLLARS (U.S. $75,000.00) (the"Loan") on August 1, 2000. As this is a relocation note as described in Internal Revenue Service Reg. Sec. 1.7872-5T(c)(1)(i), the Loan bears no interest.

         On August 1 of each of the years 1996, 1997, 1998, 1999 and 2000, Holder will forgive $15,000 of the Loan, provided that on each such date: (i) Maker shall still be employed by Holder or one of its affiliates; and (ii) Maker shall pay Holder an amount equal to $15,000 multiplied by the sum of the employee's rate for FICA taxes (currently 7.65%) and the federal withholding tax rate on extraordinary payments (currently 28%) (which amount shall be applied by Holder to increase Maker's withholding account for federal income tax purposes).

         All payments hereunder shall be made to Holder at Holder's principal office address. Maker hereby authorizes Holder to offset the payment of principal hereunder against any compensation payable by Holder to Maker. In the event Maker's employment with Holder terminates for any reason, all principal sums hereunder shall become immediately due and payable; provided however, that in the event Maker's employment with Holder is terminated by Holder without cause, all principal sums hereunder then outstanding shall be forgiven. Nothing herein is intended to create an employment agreement or to restrict Holder's right to terminate the employment of Maker at any time.

         Maker hereby certifies to Holder that Maker reasonably expects to be entitled to and will itemize deductions for each year the Loan is outstanding. Maker's obligations hereunder shall be secured by a mortgage on Maker's residence in Horsham, Pennsylvania, which residence is being acquired with the proceeds of the Loan.

         Failure of Holder to execute any right hereunder shall not constitute a waiver of Holder's right to the later exercise thereof. Maker hereby waives any and all demands, presentments for payment, protest, notice of dishonor or nonpayment. Maker agrees to pay all reasonable costs and expenses incurred by Holder in connection with any default action taken hereunder, including reasonable attorney's fees and court costs.

         Holder may, on notice to Maker, convey its interest in this note and the security arrangements related thereto to any entity in which Holder has an equity interest, in which case reference herein to "Holder" shall be deemed to refer to such entity. The benefits of this arrangement are not transferable by Maker.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the first date set forth above.



                                                          /s/ John P. Carroll
                                                          -------------------
                                                              JOHN P. CARROLL

Acknowledged and Agreed:

INTERNATIONAL MILL SERVICE, INC.

By: /s/ William L. Maloney
    ----------------------
    Senior Vice President
    Finance and Administration

October 9, 1998


To:      John Carroll

From:    Bradley W. Harris  /s/ Bradley W. Harris


Compensation expense totaling $15,000 has been recorded for you in 1998 as a result of relocation loan forgiveness. In addition we will make tax deposits on your behalf totaling $4,988 (which will be reported as taxes withheld on your Form W-2) in accordance with the attached schedule. The tax deposits will be recorded as additions to your outstanding loan balance consistent with prior years. If 1998 bonuses are paid in early 1999, in addition to routine tax withholding on the bonus payment, your bonus payment will be reduced by the amount of tax deposits made on your behalf and your loan balance reduced accordingly. If 1998 bonuses are not paid, the tax deposit made on your behalf will remain in your loan balance and will be forgiven in a year subsequent to the initial loan term (loan forgiveness will continue at a rate of $15,000 a year). If your employment with the company terminates, any unpaid loan balance (including unfogiven tax deposits) will be due at that time.

Please sign a copy of this memo evidencing your understanding and acceptance of these terms and return a copy to me. The terms as outlined above are consistent with those of the prior year.

/s/ John P. Carroll
10/12/98